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Exhibit 10.131

                       MASTER LEASE AND SECURITY AGREEMENT
                                  (CUMBERLAND)

                                 By and Between


                       NATIONWIDE HEALTH PROPERTIES, INC.,
                             a Maryland corporation

                                   "Landlord"


                                       and


               THE ENTITIES LISTED AS TENANT ON SCHEDULE 1 HERETO

                            collectively as "Tenant"




                               Dated July 1, 2000
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                                TABLE OF CONTENTS

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1.  Term..................................................................     2

    1.1  Term.............................................................     2

    1.2  Renewal Terms....................................................     3

2.  Rent..................................................................     3

    2.1  Initial Term Minimum Rent........................................     3

    2.2  Initial Term Additional Rent.....................................     3

    2.3  Renewal Term Minimum Rent........................................     4

    2.4  Renewal Term Additional Rent.....................................     5

    2.5  Rent Cap and Floor...............................................     5

    2.6  Proration for Partial Periods....................................     7

    2.7  Absolute Net Lease...............................................     7

3.  Taxes, Assessments and Other Charges..................................     7

    3.1  Tenant's Obligations.............................................     7

    3.2  Proration........................................................     7

    3.3  Right to Protest.................................................     7

    3.4  Tax Indemnity....................................................     8

    3.5  Tax Bills........................................................     8

    3.6  Impound..........................................................     8

4.  Insurance.............................................................     9

    4.1  General Insurance Requirements...................................     9

    4.2  Fire and Extended Coverage.......................................     9

    4.3  Public Liability.................................................    10

    4.4  Professional Liability Insurance.................................    10

    4.5  Workers Compensation.............................................    10

    4.6  Boiler Insurance.................................................    10

    4.7  Business Interruption Insurance..................................    10

    4.8  Deductible Amounts...............................................    11

5.  Use, Maintenance and Alteration of the Premises.......................    11

    5.1  Tenant's Maintenance Obligations.................................    11

    5.2  Regulatory Compliance............................................    12
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                                TABLE OF CONTENTS
                                   (continued)


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    5.3  Permitted Use....................................................    12

    5.4  Tenant Repurchase Obligation.....................................    13

    5.5  No Liens; Permitted Contests.....................................    13

    5.6  Alterations by Tenant............................................    13

    5.7  Capital Improvements Funded by Landlord..........................    14

    5.8  Compliance With IRS Guidelines...................................    14

6.  Condition of, and Title to, Premises..................................    14

7.  Landlord and Tenant Personal Property.................................    15

    7.1  Tenant Personal Property.........................................    15

    7.2  Landlord's Security Interest.....................................    15

    7.3  Financing Statements.............................................    16

    7.4  Intangible Property..............................................    16

8.  Representations and Warranties........................................    17

    8.1  Due Authorization and Execution..................................    17

    8.2  Due Organization.................................................    17

    8.3  No Breach of Other Agreements....................................    17

    8.4  Ownership and Control of Tenant Affiliates.......................    17

9.  Financial, Management and Regulatory Reports; Certificate of Control..    17

    9.1  Monthly Facility Reports.........................................    17

    9.2  Quarterly Financial Statements...................................    17

    9.3  Annual Financial Statement.......................................    18

    9.4  Accounting Principles............................................    18

    9.5  Regulatory Reports...............................................    18

    9.6  Certificate of Control...........................................    18

    9.7  Additional Information...........................................    18

10. Events of Default and Landlord's Remedies.............................    18

    10.1 Events of Default................................................    18

    10.2 Remedies.........................................................    22

    10.3 Receivership.....................................................    23

    10.4 Late Charges; Default Interest...................................    23
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                                TABLE OF CONTENTS
                                   (continued)


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    10.5 Remedies Cumulative; No Waiver...................................    24

    10.6 Performance of Tenant's Obligations by Landlord..................    24

11. Security Deposit......................................................    24

12. Damage by Fire or Other Casualty......................................    25

    12.1 Reconstruction Using Insurance...................................    25

    12.2 Surplus Proceeds.................................................    25

    12.3 No Rent Abatement................................................    25

13. Condemnation..........................................................    25

    13.1 Complete Taking..................................................    25

    13.2 Partial Taking...................................................    26

    13.3 Lease Remains in Effect..........................................    26

14. Provisions on Termination of Term.....................................    26

    14.1 Surrender of Possession..........................................    26

    14.2 Removal of Personal Property.....................................    26

    14.3 Title to Personal Property Not Removed...........................    26

    14.4 Management of Premises...........................................    27

    14.5 Correction of Deficiencies.......................................    27

15. Notices and Demands...................................................    27

16. Right of Entry; Examination of Records................................    28

17. Landlord May Grant Liens..............................................    29

18. Subordination and Non-Disturbance.....................................    29

19. Quiet Enjoyment.......................................................    29

20. Easements, Etc........................................................    30

21. Applicable Law........................................................    30

22. Preservation of Gross Revenues........................................    30

23. Hazardous Materials...................................................    31

    23.1 Hazardous Material Covenants.....................................    31

    23.2 Tenant Notices to Landlord.......................................    32

    23.3 Extension of Term................................................    32

    23.4 Participation in Hazardous Materials Claims......................    32

    23.5 "Environmental Activities".......................................    32
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                                TABLE OF CONTENTS
                                   (continued)


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    23.6 "Hazardous Materials"............................................    32

    23.7 "Hazardous Materials Claims".....................................    33

    23.8 "Hazardous Materials Laws".......................................    33

24. Assignment and Subletting.............................................    33

25. Indemnification.......................................................    34

26. Holding Over..........................................................    34

27. Estoppel Certificates.................................................    34

28. Conveyance by Landlord................................................    34

29. Access to Records.....................................................    35
30. Waiver of Jury Trial..................................................    35

31. Attorneys' Fees.......................................................    35

32. Severability..........................................................    35

33. Counterparts..........................................................    35

34. Binding Effect........................................................    35

35. Waiver and Subrogation................................................    35

36. Memorandum of Lease...................................................    35

37. Incorporation of Recitals and Attachments.............................    36

38. Titles and Headings...................................................    36

39. Usury Savings Clause..................................................    36

40. Joint and Several.....................................................    36

41. Survival of Representations, Warranties and Covenants.................    36

42. Interpretation........................................................    36

43. Substitution of Property for the Premises.............................    36

44. BCC Purchase Option...................................................    37
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                                TABLE OF CONTENTS
                                   (continued)


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EXHIBITS:

EXHIBIT A   LEGAL DESCRIPTIONS
EXHIBIT B   APPRAISAL PROCESS
EXHIBIT C   PERMITTED EXCEPTIONS
EXHIBIT D   SCHEDULE 1 TO FINANCING STATEMENT
EXHIBIT E   FORM OF LETTER OF CREDIT AGREEMENT

SCHEDULES:

SCHEDULE 1  TENANT AND MANAGER ENTITLES
SCHEDULE 2  FACILITY LOCATION, ETC.
SCHEDULE 3  INVENTORY OF LANDLORD PERSONAL PROPERTY





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                MASTER LEASE AND SECURITY AGREEMENT (CUMBERLAND)


         THIS MASTER LEASE AND SECURITY AGREEMENT (CUMBERLAND) (the "Lease") is made and entered into as of the 1st day of July, 2000, by and between NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation ("Landlord"), and the entities listed as Tenant on Schedule 1 (collectively, "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord is the owner of those certain real properties, all improvements thereon and all appurtenances thereto (collectively, the "Facilities"), as located, described and identified on Schedule 2, the legal descriptions of which are attached as Exhibit A;

         WHEREAS, each of the Facilities is presently utilized as a personal care/assisted living facility (as so utilized, an "ALF"), each duly licensed for a specified number of units, all as located, described and identified on
Schedule 2;

         WHEREAS, Landlord is also the owner of that certain furniture, machinery, equipment, appliances, fixtures and other personal property used in connection with the Facilities as described on Schedule 3 (collectively, the "Landlord Personal Property" and, together with the Facilities, the "Premises");

         WHEREAS, Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord;

         WHEREAS, Tenant has entered into a management agreement or agreements (collectively, the "Management Agreement") with the entities listed as Manager on Schedule 1 (collectively, the "Manager") for the operation and management of the applicable Facility as shown on Schedule 2;

         WHEREAS, Landlord and an Affiliate (as defined below) thereof and certain Affiliates of Tenant have entered into that certain Master Lease and Security Agreement (Migratory) of even date herewith (the "Other Lease"); and

         WHEREAS, Balanced Care Corporation, a Delaware corporation ("BCC"), and Manager (collectively, "Guarantor"), have agreed to guarantee Tenant's obligations under this Lease pursuant to that certain Guaranty of Master Lease and Security Agreement (Cumberland) and Letter of Credit Agreement (Cumberland) of even date herewith (the "Guaranty").



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         NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and intending to be legally bound hereby, Landlord hereby leases and lets unto Tenant the Premises for the term and upon the conditions and provisions hereinafter set forth.

                          RECOGNITION OF MASTER LEASE;
                            WAIVER OF CERTAIN RIGHTS

         Tenant and BCC each acknowledge and agree that Landlord is entering into this Master Lease as an accommodation to Tenant and BCC as described in the Master Agreement (as defined in Section 10.1.2). Each of the entities comprising Tenant and BCC, in order to induce Landlord to enter into this Lease, to the extent permitted by law:

         A. Agrees, acknowledges and is forever estopped from asserting to the contrary that the statements set forth in the first sentence of this Section are true, correct and complete;

         B. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Lease is a new and de novo lease, separate and distinct from any other lease between any of the entities comprising Tenant and any of the entities comprising Landlord that may have existed prior to the date hereof.

         C. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Lease is a single lease pursuant to which the collective Premises are demised as a whole to Tenant;

         D. Agrees, acknowledges and is forever estopped from asserting to the contrary that if, notwithstanding the provisions of this Section, this Lease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple leases demising multiple properties, such multiple leases could not, by the debtor, trustee, or any other party, be selectively or individually assumed or rejected;

         E. Forever knowingly waives and relinquishes any and all rights under or benefits of the provisions of the Federal Bankruptcy Code Section 365 (11 U.S.C. Section 365), or any successor or replacement thereof or any analogous state law, to selectively or individually assume or reject the multiple leases


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comprising this Lease following a determination or finding in the nature of that described in the foregoing Section D.

         1. Term.

                  1.1 Term. The term of this Lease shall commence on July 1, 2000 and shall end on October 31, 2009 (the "Initial Term") unless extended pursuant to Section 1.2 or earlier terminated in accordance with the provisions hereof. The Initial Term and all Renewal Terms (as hereinafter defined) are referred to collectively as the "Term."

                  1.2 Renewal Terms. The Term may be extended for three (3) separate renewal terms (each, a "Renewal Term") of six (6) years each, upon the satisfaction of all of the following terms and conditions:

                           1.2.1 Not more than thirty (30) days before or after
                  the date which is twelve (12) months prior to the end of the then current Term, Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current Term for one (1) Renewal Term.

                           1.2.2 There shall be no Event of Default under this
                  Lease or the Other Lease, either on the date of Tenant's notice to Landlord pursuant to Section 1.2.1 above, or on the last day of the then current Term of this Lease.

                           1.2.3 All other provisions of this Lease shall remain
                  in full force and effect and shall continuously apply throughout the Renewal Term(s).

         2. Rent. During the Initial Term and all Renewal Terms Tenant shall pay to Landlord minimum rent ("Minimum Rent") and additional rent ("Additional Rent") as follows:

                  2.1 Initial Term Minimum Rent. During the Initial Term, Tenant shall pay to Landlord Minimum Rent of Two Million Eight Hundred Forty-One Thousand Dollars ($2,841,000) annually. Such Minimum Rent with respect to each month shall be paid by wire transfer in advance and in equal monthly installments of Two Hundred Thirty-Six Thousand Seven Hundred Fifty Dollars ($236,750) on the first business day of each such calendar month.


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                  2.2 Initial Term Additional Rent.

                           2.2.1 Commencing with the second Lease Year and
                  continuing thereafter during the Initial Term, Tenant agrees to pay Additional Rent to Landlord on a quarterly basis in arrears on the twentieth (20th) day of the calendar month after the end of each quarter of each Lease Year in which due; provided, however, if such payment date falls on a weekend or federal holiday, Tenant shall make such payment on the first business day immediately preceding such payment date. Such Additional Rent shall be equal to eleven percent (11%) of the amount by which the Gross Revenues for the applicable quarter of such Lease Year exceed Base Gross Revenues for the corresponding quarter of the Base Year. The obligation to make a payment of Additional Rent which accrues during the Term shall survive the termination of this Lease and be payable as if the Lease was still in effect. "Base Gross Revenues" shall mean the amount of Gross Revenues for the Base Year. "Base Year" shall mean the Lease Year from July 1, 2000 to June 30, 2001.

                           2.2.2 "Gross Revenues" shall be calculated according
                  to generally accepted accounting principles consistently applied ("GAAP") and shall be defined as all revenues generated by the operation, sublease and/or use of the Premises in any way, excluding (a) contractual allowances during the Term for billings not paid by or received from the appropriate governmental agencies or third party providers;
                  (b) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or resident or other recipient of such services or goods, whether included in the billing or stated separately; (c) allowances according to GAAP for uncollectable accounts; (d) all proper patient or resident billing credits; and (e) deposits refundable to patients or residents of the applicable Facility. To the extent any portion of the Premises is subleased or occupied by an Affiliate of Tenant, Gross Revenues calculated for all purposes of this Lease (including, without limitation, the determination of the Additional Rent payable under this Lease) shall include the Gross Revenues of such sublessee with respect to the premises demised under the applicable


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                  sublease (i.e., the Gross Revenues generated from the
                  operations conducted on such subleased portion of the Premises) and the rent received or receivable from such sublessee pursuant to such subleases shall be excluded from Gross Revenues for all such purposes. As to any sublease between Tenant and a non-Affiliate of Tenant, only the rental actually received by Tenant from such non-Affiliate shall be included in Gross Revenues.

                           2.2.3 "Lease Year" shall be defined as the twelve
                  (12) month periods commencing on July 1 of each year of the Term.

                           2.2.4 (a) the term "Affiliate" is defined to mean
                  with respect to any person or entity, any other person or entity which controls, is controlled by or is under common control with the first person or entity, and the term "Affiliates" is defined to mean any group of such persons or entities; (b) the term "control" is expressly deemed to include any actual discretion or power to direct the affairs of the controlled person or entity, either directly or through a chain of ownership or control (regardless of actual ownership); (c) a general partner, manager, or managing member of a partnership or limited liability company, and any owner of thirty percent (30%) or more of such general partner or managing member, is expressly deemed to control such partnership or limited liability company; (d) a person or entity owning thirty percent (30%) or more of the common stock of a corporation or thirty percent (30%) or more of the voting interest in any other type of entity, is expressly deemed to control such corporation or other entity; (e) a trustee of a trust is expressly deemed to control such trust; and (f) Tenant and any entity which is an Affiliate of Tenant (including Manager), are all expressly deemed to be Affiliates of each other.

                  2.3 Renewal Term Minimum Rent. The Minimum Rent for each Renewal Term shall be expressed as an annual amount but shall be payable in advance in equal monthly installments on the first business day of each calendar month. Such annual Minimum Rent shall be equal to the product of:

                           2.3.1 the greater of (a) the fair market value of the
                  Premises on the date of Tenant's notice of


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                  exercise pursuant to Section 1.2.1 or (b) Landlord's Adjusted
                  Investment (defined below) in the Premises, both as applicable; and

                           2.3.2 a percentage equal to three hundred twenty
                  (320) basis points over the average ten (10) year United States Treasury rate for the twenty (20) day period ending on the date of Tenant's notice of exercise pursuant to Section
                  1.2.1 above.

                           2.3.3 As used in this Lease, the term "Landlord's
                  Adjusted Investment" means the product of Landlord's Investment (defined below) times the percentage equal to the sum of (i) One Hundred Percent (100%) plus (ii) the CPI Increase. "CPI Increase" shall mean the percentage increase (the "CPI Increase") in the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup "All Items" (1982-1984=100) (the "CPI"). In no event shall a CPI Increase calculated under this Lease be a negative number. For purposes of this Section 2.3.3, the CPI Increase shall be determined by comparing the CPI in effect as of January 1, 2000 to the CPI in effect on January 1 of the calendar year during which the applicable Renewal Term begins.

                           2.3.4 As used in this Lease, the term "Landlord's
                  Investment" means the sum of (i) Twenty-Seven Million Five Hundred Fifty-Three Thousand Dollars ($27,553,000), plus (ii) all amounts advanced by Landlord pursuant to Section 5.7 below, minus (iii) any net award paid to Landlord pursuant to
                  Section 13.1 or Section 13.2 below.

If within ten (10) days of the date of Tenant's notice of exercise pursuant to
Section 1.2.1 above, Landlord and Tenant are unable to agree on the fair market value of the Premises for purposes of this calculation, such fair market value shall be established by the appraisal process described on Exhibit B. The fair market value for purposes of determining the Minimum Rent for the applicable Renewal Term must be finally determined by such appraisal process on or before a date ninety (90) days after Tenant's notice of exercise pursuant to Section
1.2.1 above or Tenant shall lose its right to extend the Term. Landlord and Tenant acknowledge and agree that this Section is


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designed to establish a fair market Minimum Rent for the Premises during the applicable Renewal Terms.

                  2.4 Renewal Term Additional Rent. Except during the first Lease Year of any Renewal Term, Tenant shall pay to Landlord Additional Rent in each Renewal Term on a quarterly basis in arrears on the twentieth (20th) day of the calendar month after the end of each quarter of each Lease Year in which due; provided, however, if such payment date falls on a weekend or federal holiday, Tenant shall make such payment on the first business day immediately preceding such payment date. The Additional Rent for each Renewal Term shall be calculated as provided in Section 2.2 hereof except that Base Gross Revenues for purposes of determining such Additional Rent shall be the amount of Gross Revenues for the first Lease Year of the applicable Renewal Term.

                  2.5 Rent Cap and Floor.

                           2.5.1 Notwithstanding any of the other terms of this
                  Section 2 but subject to Sections 2.5.2 and 2.5.3 below, the total of the Minimum Rent and Additional Rent (the "Total Rent") due during each Lease Year shall not increase from one Lease Year to the next by an amount in excess of the product of (i) three percent (3%), times (ii) the Total Rent due during the immediately preceding Lease Year.

                           2.5.2 The terms of Section 2.5.1 above shall have no
                  applicability in determining the calculation of the Total Rent due with respect to the first Lease Year of any Renewal Term. Notwithstanding any of the other terms of this Section 2, the Total Rent due with respect to the first Lease Year of any Renewal Term shall not exceed one hundred twenty-five percent (125%) of the Total Rent due during the immediately preceding Lease Year.

                           2.5.3 Notwithstanding any of the other terms of this
                  Section 2, the Total Rent due during any Lease Year shall not under any circumstances be less than the Total Rent due during the immediately preceding Lease Year.

                           2.5.4 To the extent that Section 2.5.1 above operates
                  to limit the Total Rent due for any Lease Year, the amount of rent which would have otherwise been paid or payable by Tenant will be carried forward


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                  on a cumulative basis and will be paid by Tenant to Landlord in any subsequent Lease Year (other than the first Lease Year of a Renewal Term) to the extent that the Total Rent due for such subsequent Lease Year is less than one hundred three percent (103%) of the Total Rent due during the Lease Year immediately preceding such subsequent Lease Year.

                           2.5.5 Within sixty (60) days of the end of each Lease
                  Year, Tenant shall deliver to Landlord a report in a form mutually agreed upon by Landlord and Tenant, certified by an officer or general partner of Tenant, as applicable, setting forth the calculations required by the application of this
                  Section 2.5. If said report provides that Tenant owes Landlord any sum of money, Tenant shall accompany such report delivered to Landlord with such funds. If said report provides that Landlord owes Tenant any sum of money, such sum shall be applied as a credit against future installments of Minimum Rent and Additional Rent due from Tenant to Landlord; provided, however, if such sum is owed by Landlord to Tenant with respect to the last Lease Year of the Term, Landlord shall pay such sum to Tenant within thirty (30) days of Landlord's receipt of the report in question.

                           2.5.6 For the purpose of comparing the Total Rent due
                  from Lease Year to Lease Year pursuant to this Section 2.5, the increase in Minimum Rent by reason of any disbursement by Landlord pursuant to Section 5.7 of this Lease shall be treated as follows: (i) for the purpose of comparing the Total Rent in the Lease Year in which such disbursement is made against the Total Rent in the preceding Lease Year, such increase in Minimum Rent shall be ignored, and (ii) for the purpose of comparing the Total Rent in the Lease Year in which such disbursement is made to the Total Rent in the following Lease Year, such increase in Minimum Rent shall be deemed effective on the first day of the Lease Year in which the disbursement is made.

                  2.6 Proration for Partial Periods. The rent for any month during the Term which begins or ends on other than the first or last calendar day of a calendar month shall be prorated based on actual days elapsed.



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                  2.7 Absolute Net Lease. All rent payments shall be absolutely net to the Landlord free of Taxes (as hereinafter defined), assessments, utility charges, operating expenses, refurnishings, insurance premiums or any other charge or expense in connection with the Premises. All expenses and charges, whether for upkeep, maintenance, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, taxes, utilities, and other operating or other charges of a like nature or otherwise, shall be paid by Tenant. This provision is not in derogation of the specific provisions of this Lease, but in expansion thereof and as an indication of the general intentions of the parties hereto. Tenant shall continue to perform its obligations under this Lease even if Tenant claims that Tenant has been damaged by any act or omission of Landlord. Therefore, except for any credit due from Landlord in favor of Tenant as provided in Section 2.5.5 of this Lease, Tenant shall at all times remain obligated under this Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind. Tenant's sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord's obligations under this Lease shall be to prove such damages in a separate action against Landlord.

         3. Taxes, Assessments and Other Charges.

                  3.1 Tenant's Obligations. Subject to Section 3.6, Tenant agrees to pay and discharge (including the filing of all required returns) any and all taxes (including, but not limited to, recordation taxes, real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, intangible property, single business, gross receipts, transaction privilege, franchise taxes, business privilege, rent or other excise taxes) and other assessments levied or assessed against Tenant, the Premises or any interest therein or Landlord (with respect to this Lease and/or the Premises, but excluding (i) any state or federal income tax based upon the net income of Landlord, and (ii) any transfer tax or stamps assessed in connection with the transfer by Landlord of its interest in any portion of the Premises to any person or entity other than BCC or a BCC Affiliate) (all such taxes and assessments payable by Tenant being collectively referred to herein as "Taxes") prior to delinquency or imposition of any fine, penalty, interest or other cost. If any of the foregoing may, at the option of the taxpayer, be paid in installments, Tenant may exercise such option to pay the same in installments (whether or not interest shall accrue on the unpaid balance) as the same respectively


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become due and before any delinquency, fine, penalty, or further interest or costs may be added thereto.

                  3.2 Proration. At the commencement and at the end of the Term, all Taxes shall be prorated.

                  3.3 Right to Protest. Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any real or personal property taxes, assessments, or other impositions levied against the Premises; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of any such protest and shall cooperate in such protest, Tenant shall diligently and continuously prosecute any such protest and notwithstanding such protest Tenant shall pay any tax, assessment or other charge before the imposition of any penalty or interest.

                  3.4 Tax Indemnity. In the event any Taxes, or fine, penalty, and/or interest thereon are at any time assessed against the Landlord by any state in which a portion of the Premises is located or any local governmental entity or authority as a result of or arising out of the lease of the Premises by the Tenant from the Landlord, or Landlord becomes liable for any reason for any liability of Tenant for Taxes or for any fine, penalty, or interest thereon, whether such assessment arises from the sole liability of Landlord or from the joint liability of Landlord and Tenant, and Landlord pays such assessment or liability, Tenant hereby agrees to pay to the Landlord an amount equal to the amount of such assessment of Tax, fine, penalty and interest. Such payment shall be due and payable to Landlord on or before the thirtieth (30th) day following Tenant's receipt of a written notice from Landlord (pursuant to the notice provisions under this Lease) of any such assessment and payment. Tenant shall have the right, but not the obligation, to protest the amount or payment of such assessment (in whole or in part) against the Landlord, and Landlord will cooperate fully with Tenant in regard to such protest; provided that in the event of any protest by Tenant, Landlord shall not incur any expense because of such protest. Tenant shall diligently and continuously prosecute any such protest. To the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents, and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, costs, deficiency, fine, penalty, interest, or other damages (including, without limitation, punitive or consequential damages, reasonable attorneys' fees, and expenses) arising out of or due to any tax protest by Tenant pursuant to

Sections 3.3 and 3.4 hereof whether such items arise from the sole liability of Landlord or from the joint liability of Landlord and Tenant. Upon receiving notice of or information concerning any suit, claim or demand, including any proposed tax audit of Landlord or any proposed tax assessment, asserted by a third party that Landlord believes is covered by the indemnity set forth in this Lease, Landlord shall give Tenant notice of same. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense with legal counsel reasonably satisfactory to Landlord.

                  3.5 Tax Bills. Landlord shall promptly forward to Tenant copies of all tax bills and payment receipts relating to the Premises received by Landlord.

                  3.6 Impound. Tenant shall deposit with Landlord at the time of each payment of an installment of Minimum Rent, one-twelfth (1/12) of the amount sufficient to discharge the annual amount of real property Taxes and assessments secured by a lien encumbering any portion of the Premises as and when they become due. Such amounts shall be held by Landlord not in trust and not as an agent of Tenant and shall not bear interest, and shall be applied to the payment of the obligations with respect to which the amounts were deposited. If at any time within thirty (30) days prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Tenant shall within ten (10) days after demand, deposit the amount of the deficiency with Landlord. If the amounts deposited are in excess of the actual obligations for which they were deposited, Landlord shall hold the same in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing Lease Year; provided that any such excess with respect to the final Lease Year of the Term shall be refunded to Tenant within thirty (30) days of the end of the Term. Tenant shall deliver to Landlord, or Landlord's agent if so directed by Landlord, all Tax bills, bond and assessment statements, as soon as the same are received by Tenant. If Landlord sells or assigns this Lease, Landlord shall transfer all amounts deposited by Tenant pursuant to this Section
3.6 to the purchaser or assignee, and Landlord shall thereafter be released from all responsibility related to, and shall have no further liability for the application of, such deposits, and to the extent Landlord transfers such amounts, Tenant shall look solely to such purchaser or assignee for such application and for all responsibility related to such deposits.

                  3.7 Other Charges. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term.

         4. Insurance.

                  4.1 General Insurance Requirements. All insurance provided for in this Lease shall be maintained under valid and enforceable policies issued by insurers of recognized responsibility, licensed and approved to do business in the state in which the applicable Facility is located having a general policyholders rating of not less than "A-11" and a financial rating of not less than "XII" in the then most current Best's Insurance Report. Any and all policies of insurance required under this Lease shall name the Landlord as an additional insured and shall be on an "occurrence" basis. In addition, Landlord shall be shown as the loss payable beneficiary under the casualty insurance policy maintained by Tenant pursuant to Section 4.2 hereof. All policies of insurance required herein may be in the form of "blanket" or "umbrella" type policies which shall name the Landlord and Tenant as their interests may appear and allocate to each Facility the full amount of insurance required hereunder. Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Lease and showing the interest of the Landlord shall be filed with the Landlord prior to the commencement of the Term and shall provide that the subject policy may not be canceled except upon not less than thirty (30) days prior written notice to Landlord. If Landlord is provided with a certificate, upon Landlord's request Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within thirty (30) days of the commencement of the Term. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be deposited with Landlord not less than ten (10) days prior to the expiration dates of the policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord's request Tenant shall deliver a copy of the complete renewal policy to Landlord within thirty (30) days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Lease shall be adjudicated by and at the expense of the Tenant or of its insurance carrier, but shall be subject to joint control of Tenant and Landlord.

                  4.2 Fire and Extended Coverage. Tenant shall keep each Facility insured against loss or damage from all causes under standard "all risk" property insurance coverage, without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake (if in an earthquake zone), malicious mischief or any other risks as are normally covered under an extended coverage endorsement, in the amounts that are not less than the full insurable value of the applicable Facility including all equipment and personal property (whether or not Landlord Personal Property) used in the operation of such Facility. The term "full insurable value" as used in this Lease shall mean the actual replacement value of the applicable Facility (including all improvements, but excluding the value of the Land) and every portion thereof, including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction. In addition, the casualty insurance required under this Section 4.2 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and deductible and has agreed that there will be no co-insurance penalty.

                  4.3 Public Liability. Tenant shall maintain comprehensive general public liability insurance coverage (including products liability coverage) against claims for bodily injury, death or property damage occurring on, in or about each Facility and the adjoining sidewalks and passageways, such insurance shall include a broad form endorsement and to afford protection to Landlord and Tenant of not less than One Million Dollars ($1,000,000.00) with respect to bodily injury or death to any one person, not less than Three Million Dollars ($3,000,000.00) with respect to any one accident, and not less than One Million Dollars ($1,000,000.00) with respect to property damage; provided, that Landlord shall have the right at any time hereafter to require such higher limits as may be reasonable and customary for transactions and properties similar to the applicable Facility; provided, further, that Tenant shall have the right to satisfy the requirements of this Section 4.3 with excess coverage of not less than Three Million Dollars ($3,000,000.00).

                  4.4 Professional Liability Insurance. Tenant shall maintain with respect to each Facility insurance against liability imposed by law upon such persons for damages on account of professional services rendered or which should have been rendered by or on behalf of Tenant, or by any person for whose or which acts Tenant is legally liable (including without limitation Manager or any future manager), on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of One Million Dollars ($1,000,000.00) for each claim and Three Million Dollars ($3,000,000.00) in the aggregate.

                  4.5 Workers Compensation. Tenant, Manager and any future manager shall comply with all legal requirements regarding worker's compensation, including any requirement to maintain worker's compensation insurance against claims for injuries sustained by their respective employees in the course of their employment.

                  4.6 Boiler Insurance. Tenant shall maintain with respect to each Facility boiler and pressure vessel insurance, including an endorsement for boiler business interruption insurance, on any fixtures or equipment which are capable of bursting or exploding, in an amount not less Five Million Dollars ($5,000,000.00) for damage to property, bodily injury or death resulting from such perils.

                  4.7 Business Interruption Insurance. Tenant shall maintain with respect to each Facility, at its expense, business interruption and extra expense insurance insuring against loss of rental value for a period not less than one (1) year.

                  4.8 Deductible Amounts. The policies of insurance which Tenant is required to provide under this Lease shall not have deductibles or self-insured retentions in excess of Fifty Thousand Dollars ($50,000).

         5. Use, Maintenance and Alteration of the Premises.

                  5.1 Tenant's Maintenance Obligations.

                           5.1.1 Tenant will keep and maintain the Premises in
                  good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep each Facility in good and lawful order and condition and in substantial compliance with all requirements for the operation of a Facility as an ALF in the state in which the respective Facility is located and, if applicable, certification for participation in Medicare and Medicaid (or any successor programs) as otherwise required under all applicable local, state and federal laws.

                           5.1.2 As part of Tenant's obligations under this
                  Section 5.1, Tenant shall be responsible to maintain, repair and replace all Landlord Personal Property and all Tenant Personal Property (as defined in Section 7.1 below) used in connection with each Facility in good condition, ordinary wear and tear excepted, consistent with prudent industry practice for a Facility as an ALF.

                           5.1.3 Without limiting Tenant's obligations to
                  maintain the Premises under this Lease, within thirty (30) days of the end of each Lease Year starting with the end of the second (2nd) Lease Year, Tenant shall provide Landlord with evidence satisfactory to Landlord in the reasonable exercise of Landlord's discretion that Tenant has in such Lease Year spent on Upgrade Expenditures (as hereinafter defined) an annual average amount of at least Two Hundred and No/100 Dollars ($200.00) per living unit per Facility as such amount is adjusted annually at the end of each Lease Year for CPI Increases. For purposes of this Section 5.1.3, the CPI Increase shall be determined by comparing the CPI in effect as of January 1, 2000 to the CPI in effect on January 1 of the calendar year during which the Upgrade Expenditures are to be made. The term "Upgrade Expenditures" is defined to mean upgrades or improvements to each Facility which have the effect of maintaining or improving the competitive position of each Facility in its respective marketplace. Non-exclusive examples of Upgrade Expenditures are new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like. It is expressly understood that capital improvements or repairs (such as but not limited to repairs or replacements to the structural elements of the walls, parking area, or the roof or to the electrical, plumbing, HVAC or other mechanical or structural systems in each Facility) shall not be considered to be Upgrade Expenditures. If Tenant fails to make at least the above amount of Upgrade Expenditures, Tenant shall promptly on demand from Landlord (but in no event more than five (5) days) pay to Landlord the applicable shortfall in Upgrade Expenditures. Such funds shall be the sole property of Landlord and Landlord may in its sole discretion provide such funds to Tenant to correct the shortfall in Upgrade Expenditures or may simply retain such funds as supplemental rent hereunder.

                  5.2 Regulatory Compliance.

                           5.2.1 Tenant and each Facility shall comply with all
                  federal, state and local licensing and other laws and regulations applicable to the operation of each Facility as an ALF as well as with the certification requirements of Medicare and Medicaid (or any successor program), if applicable. Further, Tenant shall ensure that each Facility continues to be operated as an ALF Facility, with at least the number of units respectively shown on Schedule 2, all without any suspension, revocation, decertification or limitation. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting any Facility.

                           5.2.2 The Facility license and all other licenses and
                  certifications on or affecting the Property must be in the name of Tenant, or another operator (the "Operator") approved in writing by Landlord, whose consent may not be unreasonably withheld, except for transfers between Tenant and BCC or a BCC Affiliate (provided Landlord receives at least thirty (30) days prior written notice of such transfer). Neither Tenant, BCC, a BCC Affiliate, nor any such Operator may sell, transfer, assign, encumber, sublet, permit to lapse, expire, become suspended, or terminate any such licenses or certifications, operating rights associated with each Facility and certification without the prior written consent of Landlord which may not be unreasonably withheld, except for transfers between Tenant and BCC or a BCC Affiliate (provided Landlord receives at least thirty (30) days prior written notice of such transfer). Tenant understands and agrees, and agrees to so direct Manager, any future manager, and/or such other Operator (as applicable), that all such licenses are an integral part of the respective Facility and must remain at the respective Facility unless approved in writing by Landlord, which approval may be unreasonably withheld. Tenant or such other Operator must provide photocopies of all such certifications and licenses, and any and all notices and reports requested by Landlord, within five (5) days of receipt of such request.

                           5.2.3 All inspection fees, costs and charges
                  associated with a change of such licensure or certification shall be borne solely by Tenant. Tenant shall at its sole cost make any additions or alterations to each Facility necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of the Premises from Tenant or Tenant's assignee or subtenant to Landlord or Landlord's designee at the expiration or termination of the Term.

                  5.3 Permitted Use. Tenant shall continuously use and occupy each Facility during the Term, as an ALF with at least the number of units shown on Schedule 2 or such additional units as may hereafter be permitted under this Lease, and for such ancillary health care uses as are permitted by law and acceptable to Landlord in the exercise of Landlord's reasonable discretion, including, without limitation, outpatient rehab and Alzheimer services.

                  5.4 Tenant Repurchase Obligation. If Tenant fails to comply with Section 5.3 of this Lease, if any certification of any Facility comprising the Premises under Medicare or Medicaid (or any successor program) is ever granted and then later revoked, suspended or materially limited, or if any material license relating to the operation of any Facility comprising the Premises is revoked, suspended or materially limited, then in addition to Landlord's other rights and remedies under this Lease, Landlord shall have the right, thirty (30) days after providing to Tenant written notice an opportunity to cure, to put the applicable Facility to Tenant. If Landlord exercises such right, Tenant shall purchase the applicable Facility from Landlord for a cash price equal to the greater of (a) the portion of Landlord's Adjusted Investment allocable to such Facility as determined by Landlord in its reasonable discretion, or (b) the fair market value of the applicable Facility on the date of Landlord's notice of exercise, provided that, notwithstanding anything to the contrary contained in this Lease, for purposes of determining such fair market value under this Section 5.4 (whether by agreement or through appraisal) it shall be assumed that, as applicable, Section 5.3 of this Lease had not been breached, that such certification under Medicare or

Medicaid, or such material license relating to the operation of the applicable Facility, had not been revoked, suspended or materially limited. Such fair market value shall be as agreed between Landlord and Tenant. However, failing such agreement within ten (10) days of Landlord's notice of exercise under this
Section 5.4, such fair market value shall be determined by the appraisal process set forth in Exhibit B. Within ninety (90) days of Landlord's exercise of its put under this Section 5.4, such purchase shall be consummated utilizing an escrow at a national title company selected by Landlord. Such escrow shall be documented on such title company's standard sale escrow instructions without representations or warranties and without any due diligence or other contingencies in favor of the buyer. Tenant shall pay all costs of such sale transaction. At the close of such sale, Landlord shall deliver to Tenant title to the applicable Facility free and clear of any liens created by Landlord (other than liens, leases, subleases, and related instruments entered into, caused or created in whole or in part by Tenant, BCC, Manager, or their respective Affiliates) subject only to those title exceptions shown on Exhibit C (collectively, the "Permitted Exceptions").

                  5.5 No Liens; Permitted Contests. Tenant shall not cause or permit any liens, levies or attachments to be placed or assessed against any portion of the Premises or the operation thereof for any reason, other than the Permitted Encumbrances. Tenant acknowledges and agrees the interest of the Landlord in the Premises shall not be subject to liens for improvements made by Tenant to the Premises. However, Tenant shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon the Premises by appropriate proceedings sufficient to prevent the collection or other realization of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord in Landlord's reasonable judgment to assure the foregoing. Each contest permitted by this Section 5.5 shall be promptly and diligently prosecuted to a final conclusion by Tenant.

                  5.6 Alterations by Tenant. Tenant shall have the right of altering, improving, replacing, modifying or expanding the facilities, equipment or appliances in each Facility from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Lease; provided, however, that any alterations, improvements, replacements, expansions or modifications in excess of One

Hundred Fifty Thousand and No/100 Dollars ($150,000.00) with respect to any single Facility in any rolling twelve (12) month period shall require the prior written consent of the Landlord. The cost of all such alterations, improvements, replacements, modifications, expansions or other purchases, whether undertaken as an on-going licensing, Medicare or Medicaid (or any successor program) (if applicable), other regulatory requirement, or otherwise, shall be borne solely and exclusively by Tenant (unless funded by Landlord under Section 5.7 below) and shall immediately become a part of the Premises and the property of the Landlord subject to the terms and conditions of this Lease. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the applicable Facility and shall comply with the requirements of insurance policies required under this Lease. In the event any items of any Facility have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant's sole cost and the same shall become part of such Facility and property of the Landlord.

                  5.7 Capital Improvements Funded by Landlord. In the event Tenant desires to make a capital improvement or a related series of capital improvements to any Facility and if Tenant desires that Landlord fund the same, Landlord shall, in its discretion and without obligation, within thirty (30) days of Tenant's written request therefor, consider Tenant's request to fund such capital improvements. Each and every capital improvement funded by Landlord under this Section shall immediately become a part of the applicable Facility and the Premises and shall belong to Landlord subject to the terms and conditions of this Lease. If Landlord funds any capital improvements, Landlord's Investment shall be increased for all purposes under this Lease by the amount of the funds provided by Landlord for capital improvements.

                  5.8 Compliance With IRS Guidelines. Any improvement or modification to the Premises shall satisfy the requirements set forth in Sections 4(4).02 and .03 of Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529. Landlord reserves the right to refuse to consent to any improvement or modification to the Premises if, in its judgment, such improvement or modification does not meet the foregoing requirements.

         6. Condition of, and Title to, Premises. Tenant acknowledges that it is presently engaged in the operation of

ALF facilities in the states in which the Facilities are located and has expertise in the ALF industry. Tenant has thoroughly investigated the Premises, has selected the Premises to its own specifications, and has concluded that no other improvements or modifications to the Premises are required in order to operate the Premises for its intended use. Tenant accepts the Premises for use as a Facility under this Lease on an "AS IS, WHERE IS, WITH ALL FAULTS" basis and will assume all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. In making its decision to enter into this Lease, Tenant has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory. Notwithstanding any other provisions of this Lease to the contrary, Tenant accepts the Premises in their present condition, AS IS, WHERE IS, WITH ALL FAULTS, and without any representations or warranties whatsoever, express or implied, including, without limitation, any express or implied representations or warranties as to the fitness, use, suitability, or condition of the Premises. Tenant hereby represents and warrants to Landlord that Tenant is thoroughly familiar with the Premises and the condition thereof, that Tenant is relying on Tenant's own personal knowledge of the condition of the Premises, that neither Landlord nor any person or entity acting or allegedly acting for or on behalf of Landlord or any other person or entity having or claiming any interest in the Premises has made any representations, warranties, agreements, statements, or expressions of opinions in any way or manner whatsoever related to, connected with, or concerning the Premises, the condition of the Premises, or any other fact or circumstance whatsoever on which Tenant is relying, and, to the maximum extent not prohibited by applicable law, Tenant hereby releases and discharges Landlord and all other persons and entities having or claiming any interest in the Premises from all liability, damages, costs, and expenses of every kind and nature whatsoever in any way or manner arising out of, connected with, related to, or emanating from the condition of the Premises at any time during the Term of this Lease. Tenant has examined the condition of title to the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory.

         7. Landlord and Tenant Personal Property.

                  7.1 Tenant Personal Property. Tenant shall install, affix or assemble or place on each Facility all items of furniture, fixtures, equipment and supplies not included as Landlord Personal Property as Tenant reasonably considers to be appropriate for Tenant's use of the Premises as contemplated by this Lease (the "Tenant Personal Property"). Tenant shall provide and maintain during the entire Term all Tenant Personal Property as shall be necessary in order to operate each Facility in compliance with all requirements set forth in this Lease. All Tenant Personal Property shall be and shall remain the property of Tenant and may be removed by Tenant upon the expiration of the Term. However, if there is any Event of Default, Tenant will not remove the Tenant Personal Property from the Premises and will on demand from Landlord, convey the Tenant Personal Property to Landlord by executing a bill of sale in a form reasonably required by Landlord conveying all right, title, and interest Tenant has in Tenant Personal Property, including, without limitation, all rights under third party agreements regarding lease or purchase of Tenant Personal Property and all related cure rights and rights to receive notice of default thereunder. In any event, Tenant will repair all damage to the Premises caused by any removal of the Tenant Personal Property.

                  7.2 Landlord's Security Interest.

                           7.2.1 The parties intend that if Tenant defaults
                  under this Lease, Landlord will control the Tenant Personal Property and the Intangible Property (as defined in Section
                  7.4 below) so that Landlord or its designee can operate or re-let each Facility intact for use as an ALF.

                           7.2.2 Therefore, to implement the intention of the
                  parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and in and to the Intangible Property and in and to all of the property set forth on Exhibit D and in or to any and all products and proceeds thereof in which Tenant now owns or hereafter acquires an interest or right, including any leased Tenant Personal Property. The schedule attached hereto as Exhibit D may be attached to any financing statements filed pursuant to Section 7.3 hereof. This Lease constitutes a security agreement covering all such Tenant Personal Property and the Intangible

                  Property. The security interest granted to Landlord in this
                  Section 7.2.2 is intended by Landlord and Tenant to be subordinate to any security interest granted in connection with the financing or leasing of all or any portion of the Tenant Personal Property so long as the lessor or financier of such Tenant Personal Property agrees to (a) give Landlord written notice of any default by Tenant under the terms of such lease or financing arrangement, (b) give Landlord the lesser of (i) five days after receipt of such notice to cure any such default or (ii) the same time period as given to Tenant to cure any such default, and (c) consent to Landlord's written assumption of such lease or financing arrangement upon Landlord's curing of any defaults thereunder. This security agreement and the security interest created herein shall survive the termination of this Lease if such termination results from the occurrence of an Event of Default.

                  7.3 Financing Statements. If required by Landlord at any time during the Term, Tenant will execute and deliver to Landlord, in form reasonably satisfactory to Landlord, additional security agreements, financing statements, fixture filings and such other documents as Landlord may reasonably require to perfect or continue the perfection of Landlord's security interest in the Tenant Personal Property and the Intangible Property and any and all products and proceeds thereof now owned or hereafter acquired by Tenant. Tenant shall pay all fees and costs that Landlord may incur in filing such documents in public offices and in obtaining such record searches as Landlord may reasonably require. In the event Tenant fails to execute any financing statements or other documents for the perfection or continuation of Landlord's security interest, Tenant hereby appoints Landlord as its true and lawful attorney-in-fact to execute any such documents on its behalf, which power of attorney shall be irrevocable and is deemed to be coupled with an interest.

                  7.4 Intangible Property. The term "Intangible Property" means all accounts, proceeds of accounts, rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, chooses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any governmental authority) arising from or in connection with Tenant's operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant's use of the Premises under this Lease, including, without limitation, if applicable, any certificate of need or other similar certificate; and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant, including, without limitation, the trade names set froth on
Schedule 2. The word "accounts" above shall include, without limitation and to the extent assignable, accounts to be paid by Medicaid or Medicare (or successor programs), if any. With respect to the above referenced trade names, Landlord and BCC each agree to cooperate to enter into a licensing agreement for the use of the trade name, in form and substance reasonably acceptable to both Landlord and BCC, which agreement shall include, without limitation, that the license shall be (i) perpetual (except in the event BCC or an Affiliate acquires any Facility in which case the applicable license shall automatically terminate);
(ii) at no cost to Landlord; (iii) assignable by Landlord to a successor operator of any applicable Facility upon or after the occurrence of an Event of Default under the Lease, and (iv) solely applicable to the applicable Facility.

         8. Representations and Warranties. Landlord and Tenant do hereby each for itself represent and warrant to each other, and Tenant hereby represents and warrants to Landlord with respect to Section 8.4, as follows:

                  8.1 Due Authorization and Execution. This Lease and all agreements, instruments and documents executed or to be executed in connection herewith by either Landlord or Tenant were duly authorized and shall be binding upon the party that executed and delivered the same.

                  8.2 Due Organization. Landlord and Tenant are duly organized, validly existing and in good standing under the laws of the State of their respective formations and are duly authorized and qualified to do all things required of the applicable party under this Lease within the states in which the Facilities are located.

                  8.3 No Breach of Other Agreements. Neither this Lease nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which either Landlord or Tenant is a party.

                  8.4 Ownership and Control of Tenant Affiliates. RH, VXM, LXB, IPC, and any other applicable Reichmann Entity in existence as of the date hereof (as each of the foregoing is defined in Section 10.1.6) for purposes of
Section 10.1.6 are, as of the date hereof, wholly owned, directly or indirectly, and controlled by either: (a) Paul Reichmann or a member of his family or an entity controlled by him or any of them, or (b) a trust for the benefit of Paul Reichmann or any one or more members of his family or an entity controlled by such a trust.

         9. Financial, Management and Regulatory Reports; Certificate of
Control.

                  9.1 Monthly Facility Reports. Within thirty (30) days after the end of each calendar month during the Term, Tenant shall prepare and deliver monthly financial reports to Landlord consisting of a balance sheet, income statement, total patient days, occupancy and payor mix concerning the business conducted at each Facility. Without limitation, such reports shall clearly state Gross Revenues for the applicable period. These reports will be accompanied by a statement signed by the President, Chief Financial Officer, Principal Accounting Officer, Controller, Executive Vice President, Development, or other officer of Tenant or the current Manager of the Facility as approved by Landlord in writing, certifying that said reports are true, correct, and complete in all material respects after due inquiry.

                  9.2 Quarterly Financial Statements. Within forty-five (45) days of the end of each of the first three quarters of the fiscal year of BCC, Tenant shall deliver the quarterly consolidated or combined, as applicable, financial statements of Tenant, BCC and Manager to Landlord.

                  9.3 Annual Financial Statement. Within one hundred (100) days of the fiscal year end of BCC, Tenant shall deliver to Landlord the annual consolidated or combined, as applicable, financial statement of Tenant, BCC and Manager audited by a reputable certified public accounting firm. Notwithstanding any of the other terms of this Section 9.3, if Tenant, Manager or BCC are or become subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, Tenant shall concurrently deliver to Landlord such reports as are delivered to the SEC pursuant to applicable securities laws.

                  9.4 Accounting Principles. All of the reports and statements required hereby shall be prepared in accordance with GAAP and Tenant's accounting principles consistently applied.

                  9.5 Regulatory Reports. In addition, Tenant shall within thirty (30) business days of receipt thereof deliver to Landlord all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to any Facility and the operation of business thereon, including, without limitation, state department of health licensing surveys, Medicare and Medicaid (and successor programs) certification surveys (if applicable), and life safety code reports. Within five (5) business days of receipt thereof, Tenant shall give Landlord written notice of any violation of any federal, state or local licensing or reimbursement certification statute or regulation, including, without limitation, Medicare or Medicaid (or successor programs) (if applicable), any suspension, termination or restriction placed upon Tenant or any Facility, the operation of business thereon or the ability to admit residents or patients, or any violation of any other permit, approval or certification in connection with any Facility or its business, by any federal, state or local authority, including, without limitation, Medicare or Medicaid (or successor programs) (if applicable).

                  9.6 Certificate of Control. Within ten (10) days of the end of each fiscal year end of BCC, and within ten (10) days of Landlord's demand therefor at all other reasonable times, BCC shall deliver to Landlord an officer's certificate, in form and substance acceptable to Landlord, in its reasonable discretion, in which BCC shall represent and warrant to Landlord that no Change in Control has occurred in any of BCC, Manager or Tenant since, as applicable, the date of this Lease or the date of the last officer's certificate delivered pursuant to this Section 9.6.

                  9.7 Additional Information. Within ten (10) days of Landlord's request therefor, which may be made from time to time and at any time during the Term, Tenant shall also deliver such other information, reports or statements as Landlord may reasonably request.

         10. Events of Default and Landlord's Remedies.

                  10.1 Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder ("Event of Default"):

                           10.1.1 The failure to pay within five (5) calendar
                  days of the date when due any Minimum Rent, Additional Rent, Taxes (except for Taxes and other charges being contested in accordance with

                  Sections 3.3 and 3.4 hereof) or impounds therefor, as applicable, utilities, premiums for insurance or other charges or payments required of Tenant under this Lease or any charges or payments required of Guarantor under the Guaranty;

                           10.1.2 A material breach: (a) by Tenant of any
                  representation or warranty in this Lease, (b) by Guarantor of any representation or warranty in the Guaranty, or (c) by any of the Tenant Parties (as defined therein) of any representation or warranty in that certain Agreement to Enter into Master Leases, Termination of Leases and Affirmation of Guaranties dated as of June 26, 2000 by and among Landlord, Tenant, BCC, Manager and various Affiliates of the foregoing (the "Master Agreement");

                           10.1.3 A material default by Tenant, BCC, Manager,
                  any future manager or guarantor of this Lease, or their respective Affiliates under any obligation: (a) with respect to the Other Lease or any document, including any guaranty of the Other Lease, concerning the properties encumbered by the Other Lease (the "Other Properties") owed by such persons to Landlord or its Affiliates (including, without limitation, any development agreements regarding the Other Properties, any financing agreements, and the Other Lease), or (b) with respect to the Master Agreement, in either case which default is not cured within any applicable cure period provided in the documentation for such obligation;

                           10.1.4 A material default by Tenant, BCC, Manager or
                  any future guarantor or manager of this Lease with respect to any obligation under any other lease or financing agreement with any other party, which default is not cured within any applicable cure period provided in the documentation for such obligation. For purposes of this Section 10.1.4, a default shall be deemed to be material if it does or could result in damages equal to or greater than One Million and No/100 Dollars ($1,000,000.00);

                           10.1.5 Any material misstatement or omission of fact
                  in any written report, notice or communication from Tenant, BCC, Manager or any future manager or guarantor of this lease to Landlord with respect to any of such persons or all or any portion of the Premises;

                           10.1.6 Any Change in Control (as defined below) of
                  Tenant, Manager or BCC as of the date hereof. As used in this Lease, the term "Change in Control" shall mean the acquisition by any person, entity or group of persons or entities acting in concert (other than the current management of Tenant, Manager or BCC, respectively, and with respect to Tenant and Manager other than by an Affiliate of BCC) of the beneficial interest in sufficient Voting Stock (defined below) of Tenant, Manager or BCC to permit the person, persons, entity, or entities acquiring such beneficial interests to vote for a majority of the board of directors of Tenant, Manager or BCC, respectively; provided, however, that the Consented Transaction shall not constitute a Change in Control for purposes of the foregoing. "Consented Transaction" shall mean the acquisition at any time (whether prior to the date of this Lease or after) by one or more of:

                                (a) Paul Reichmann or any member of his family
                  or any entity controlled by him or any of them, or

                                (b) any trust for the benefit of Paul Reichmann
                  or any one or more members of his family or any entity controlled by such a trust, including without limitation RH Investments Limited, a Cayman Islands corporation ("RH"), VXM Investments Limited, a Cayman Islands corporation ("VXM"), LXB Investments Limited, a Cayman Islands corporation ("LXB"), IPC Advisors S.a.r.l., a Luxembourg corporation ("IPC"), and/or any Affiliate of VXM, RH, LXB or IPC,

                  (all such persons and entities referenced specifically or generically in subsections (a) and (b) of this Section being referred to herein collectively as "Reichmann Entities"), acting separately or in concert, of securities of BCC that entitle the holder(s) of the beneficial interest(s) in sufficient Voting Stock of BCC to permit one or more Reichmann Entities (acting separately or in concert) to vote for a majority of the board of directors of BCC; provided, however, that the Consented Transaction shall in no event include the sale or other transfer by one or more Reichmann Entities of Voting Securities in BCC or ownership interests in any Reichmann Entities to one or more persons not otherwise constituting Reichmann Entities that would otherwise constitute a Change in Control with respect to BCC, unless such person or entity, or group of persons or entities acting in concert, (1) have book value of shareholders' equity (including the face value of any instrument convertible into common stock in the capital of such entity if the market price of the common stock is greater than the conversion price of such instrument), minus the book value of goodwill greater or equal to the tangible net worth of BCC at the time of such sale or transfer, and (2) have not, individually or collectively, been in default beyond any applicable grace or cure period under any lease, mortgage or other loan or other material agreement with Landlord or any Affiliate thereof; provided further, however, that the Consented Transaction shall not include any acquisition, transfer or other transaction that, directly or indirectly, results in: (x) the loss, revocation or suspension of any ALF or other healthcare license or permit required to be maintained under this Lease, whether held by Tenant, Manager, a Facility or otherwise; (y) the breach of any other representation, warranty, covenant or provision of this Lease; or (z) the violation of any applicable law. For purposes of this Section 10.1.6, (A) the term "Voting Stock" shall collectively mean (i) any and all classes of capital stock of a corporation to which any voting rights are ascribed to the holders thereof, at law or by contract, together with (ii) any contracts for the purchase of such stock already issued by that corporation, (iii) subscriptions for the purchase of such stock to be issued by that corporation, (iv) options to purchase such stock, (v) warrants for such stock, (vi) securities convertible into such stock, (vii) voting trusts, proxies, or other agreements or understandings with respect to the voting of such stock, or (viii) purchase rights, exchange rights, or other contracts or commitments that could require that corporation to sell, transfer, or otherwise dispose of any such stock or that could require that corporation to issue, sell, or otherwise cause to become outstanding any of such stock; (B) the term "entity" shall include (without limitation) any corporation, partnership, limited partnership, joint venture, syndicate, trust or other entity; and (C) the term "tangible net worth of BCC" shall mean the lesser of (i) book value of shareholders' equity (as reflected on the audited consolidated balance sheet of BCC for the most recently completed financial year), including the face value of any instrument convertible into common stock in the capital of BCC if the market price of the common stock is greater than the conversion price of such instrument, minus the book value of goodwill and (ii) the number of issued and outstanding common stock in the capital of BCC listed for trading on the American Stock Exchange (including the number of shares of common stock in the capital of BCC into which any instrument is convertible, if the market price of the common stock is greater than the conversion price of such instrument) multiplied by the current market price thereof).

                           10.1.7 An assignment by Tenant, BCC, Manager or any
                  future manager or guarantor of this Lease of all or substantially all of its property for the benefit of creditors;

                           10.1.8 The appointment of a receiver, trustee, or
                  liquidator for Tenant, BCC, Manager, or any future manager or guarantor of this Lease (any such person being hereinafter individually referred to in this Section 10.1.8 as the "Affected Person"), or any of the property of the Affected Person, if within ten (10) business days of such appointment the Affected Person does not inform Landlord in writing that the Affected Person intends to cause such appointment to be discharged or the Affected Person does not thereafter diligently prosecute such discharge to completion within sixty
                  (60) days after the date of such appointment;

                           10.1.9 The failure to deliver evidence of insurance
                  to Landlord as required by Section 4.1;

                           10.1.10 The filing by Tenant, BCC, Manager, or any
                  future manager or guarantor of this Lease of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor's relief, or in the alternative, if any such petition is involuntarily filed against Tenant, BCC, Manager, or any future manager or guarantor of this Lease (any such person being hereinafter individually referred to in this
                  Section 10.1.10 as the "Bankrupt Person") by any other party and the Bankrupt Person or BCC does not within three (3) business days of any such filing inform Landlord in writing of the intent by the Bankrupt Person to cause such petition to be dismissed, or if the Bankrupt Person does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

                           10.1.11 The failure by Tenant to perform or comply
                  with any other term or provision of this Lease not requiring the payment of money (except as provided in Section 10.1.9), including, without limitation, the failure to comply with the provisions hereof pertaining to the use, operation and maintenance of the Premises, or the failure by Guarantor to perform or comply with any other term or provision of the Guaranty not requiring the payment of money; provided, however, the default described in this Section 10.1.11 is curable and shall be deemed cured, if: (a) within ten (10) business days of Tenant's or Guarantor's, as applicable, receipt of a notice of default from Landlord, Tenant or Guarantor, as applicable, gives Landlord notice of its intent to cure such default; and (b) Tenant or Guarantor, as applicable, cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with due diligence be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Tenant or Guarantor, as applicable, and cure after such thirty
                  (30) day period will not have a material and adverse effect upon any portion of the Premises, in which case such default shall not constitute an Event of Default if Tenant or Guarantor, as applicable, uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, however, no such default shall continue for more than one hundred twenty (120) days from Tenant's or Guarantor's, as applicable, receipt of a notice of default from Landlord;

                           10.1.12 There shall be no cure period in the event of
                  the breach by Tenant of (a) the obligation to provide replacement policies of insurance as required in Section 4.1 above, (b) the provisions of Section 20 below, or (c) the provisions of Section 22 below with respect to assignments and other related matters; and

                           10.1.13 All notice and cure periods provided herein
                  shall run concurrently with any notice or cure periods provided by applicable law.

                  10.2 Remedies. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and applicable law available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Personal Property and the Intangible Property all remedies granted under the laws of any applicable State to a secured party under its Uniform Commercial Code. Without limiting the foregoing, Landlord shall have the right to do any of the following:

                           10.2.1 Sue for the specific performance of any
                  covenant of Tenant under this Lease as to which Tenant is in breach;

                           10.2.2 Enter upon the Premises, terminate this Lease,
                  dispossess Tenant from the Premises and/or collect money damages by reason of Tenant's breach, including, without limitation, the acceleration of all rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term;

                           10.2.3 Elect to leave this Lease in place and sue for
                  rent and/or other money damages as the same come due;

                           10.2.4 Before or after repossession of the Premises
                  pursuant to Section 10.2.2, and whether or not this Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers. Although Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting, Landlord agrees that any rents actually received by Landlord from reletting the Premises shall be credited towards the amounts due hereunder.

                           10.2.5 Sell the Tenant Personal Property and/or the
                  Intangible Property in a non-judicial foreclosure sale.

                           10.2.6 For the purpose of calculating rent loss
                  damages payable to Landlord, Additional Rent for all periods after an Event of Default shall be calculated based on the higher of actual Gross Revenues or extrapolated Gross Revenues based on Gross Revenues performance prior to the Event of Default.

                  10.3 Receivership. Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to apply to a court of competent jurisdiction for the appointment of a receiver to take possession of the Premises, to collect the rents, issues, profits and income of the Premises and to manage the operation of the Premises. Tenant further acknowledges that the revocation, suspension or material and adverse limitation of (i) certification of each Facility for provider status (in the event such certification is ever obtained) under Medicare or Medicaid (or successor programs) and/or (ii) a license relating to the operation of each Facility for its intended use as an ALF under the laws of the state in which the applicable Facility is located will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in any of such events, and in addition to any other right or remedy of Landlord under this Lease, Landlord may petition any appropriate court for, and Tenant hereby consents to, the appointment of a receiver or receivers to take possession of the Premises, to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace to the extent possible any such license for the Premises or to otherwise substitute the licensee or provider thereof. The receiver or receivers shall be entitled to a reasonable fee for its services as a receiver. All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Landlord under this Lease (but shall not be considered for the purpose of calculating any amounts pursuant to Section 2.5 of this Lease). Tenant hereby irrevocably stipulates to the appointment of a receiver or receivers under such circumstances and for such purposes and agrees not to contest such appointment.

                  10.4 Late Charges; Default Interest. Tenant acknowledges that the late payment of any Minimum Rent or Additional Rent will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, if any installment of Minimum Rent or Additional Rent or any other amount due hereunder is not paid within five (5) calendar days after the due date for such rent payment, then Tenant shall pay to Landlord on demand (a) a late charge equal to five percent (5%) of the amount of all installments of Minimum Rent or Additional Rent not paid on the due date, together with (b) interest on all such amounts (including the late charge) at the rate of the lesser of the Agreed Rate or the highest rate that may be collected pursuant to applicable law, accruing from the due date of such rent payment until receipt by Landlord of such payment and all late charges and interest thereon then due. As used herein, "Agreed Rate" shall mean six percent (6%) plus the "prime rate" then in effect as published from time to time in the Wall Street Journal. Landlord and Tenant agree that this late charge and default interest represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant.

                  10.5 Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Lease or to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

                  10.6 Performance of Tenant's Obligations by Landlord. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the maximum interest rate allowable under the applicable statutes or law of the state in which the Real Property is located from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

         11. Security Deposit. On the date hereof, Tenant shall deposit with Landlord a sum equal to Eight Hundred Three Thousand Dollars ($803,000) in cash representing a security deposit against the faithful performance of the terms and conditions contained in this Lease. If Landlord funds any additional improvements pursuant to Section 5.7 of this Lease or draws upon such security deposit pursuant to the terms hereof, Tenant shall, at the time of such funding or drawing, deposit with Landlord additional sums as a security deposit such that the total amount of the security deposit held by Landlord (whether in cash or, after replacement of such cash deposit as described below, by letter of credit) shall at all times be equal to twenty-eight and 26/100 percent (28.26%) of the then due and payable annual Minimum Rent. Landlord shall not be deemed a trustee as to such deposit and shall have the right to commingle any such security deposit with its own or other funds. Interest on any such cash deposit shall be paid by Landlord to Tenant on a quarterly basis in arrears at the average rate earned in such period on Landlord's cash and cash equivalent investments. In the event Tenant has fully complied with the terms of this Lease and no Event of Default exists, the remaining balance of the security deposit or letter of credit shall be returned to Tenant, without interest, within thirty
(30) days after the expiration of the Term provided, however,

Landlord shall have the right to retain and expend such remaining balance or draw on such letter of credit for cleaning and repairing the Premises if Tenant shall fail to deliver the Premises at the termination or expiration of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession and occupancy of same, ordinary wear and tear only excepted. Within six (6) months after the date hereof, Landlord and Tenant shall enter into a Letter of Credit Agreement in the form shown as Exhibit E, pursuant to which the cash security deposit described above shall be replaced with a letter of credit in the face amount of such cash deposit as may be increased from time to time pursuant to this Section 11. Landlord may draw upon any such letter of credit pursuant to the terms of such Letter of Credit Agreement.

         12. Damage by Fire or Other Casualty.

                  12.1 Reconstruction Using Insurance. In the event of the damage or destruction of any portion of the Premises, Tenant shall forthwith notify Landlord and diligently repair or reconstruct the same to a like or better condition than existed prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the applicable Facility pursuant to reasonable disbursement controls in favor of Landlord. If such proceeds are insufficient for such purposes, Tenant shall provide the required additional funds.

                  12.2 Surplus Proceeds. If there remains any surplus of insurance proceeds after the completion of the repair or reconstruction of the applicable portion of the Premises, such surplus shall belong to and be paid to Tenant.

                  12.3 No Rent Abatement. The rent payable under this Lease shall not abate by reason of any damage or destruction of the Premises by reason of an insured or uninsured casualty. Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such damage or destruction.

         13. Condemnation.

                  13.1 Complete Taking. If during the Term all or substantially all of any of the Facilities comprising the Premises is taken or condemned by any competent public or quasi-public authority, then Tenant may, at Tenant's election, made within thirty (30) days of such taking by condemnation, terminate this Lease with respect to the affected Facility only, and the current Minimum Rent and Additional Rent shall be equitably abated as of the date of such termination. The award payable upon such taking shall be allocated between Landlord and Tenant as so allocated by the taking authority. In the absence of such allocation by the taking authority, the award shall be allocated as agreed by Landlord and Tenant. Failing such agreement within thirty (30) days after the effective date of such taking, the award shall be allocated between Landlord and Tenant pursuant to the appraisal procedure described on Exhibit B.

                  13.2 Partial Taking. In the event such condemnation proceeding or right of eminent domain results in a taking of less than all or substantially all of any of the Facilities comprising the Premises, the Minimum Rent and Additional Rental thereto shall be abated to the same extent as the diminution in the fair market value of the Facility affected by reason of the condemnation. Such diminution in the fair market value shall be as agreed between Landlord and Tenant, but failing such agreement within thirty (30) days of the effective date of the condemnation such fair market value will be determined by appraisal pursuant to Exhibit B. Landlord shall be entitled to receive and retain any and all awards for the partial taking and damage and Tenant shall not be entitled to receive or retain any such award for any reason. Landlord's Investment will be reduced for all purposes under this Lease by reason of any award paid to Landlord under this Section 13.2.

                  13.3 Lease Remains in Effect. Except as provided above, this Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking.

         14. Provisions on Termination of Term.

                  14.1 Surrender of Possession. To the extent permitted by applicable law, Tenant shall, on or before the last day of the Term, or upon earlier termination of this Lease, surrender to Landlord the Premises (including all patient charts and resident records along with appropriate patient and resident consents if necessary) in good condition and repair, ordinary wear and tear excepted.

                  14.2 Removal of Personal Property. If Tenant is not then in default hereunder Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all Tenant Personal Property but not the Landlord

Personal Property (including the Landlord Personal Property replaced by Tenant or required by any applicable State or any other governmental entity to operate the Premises for the purpose set forth in Section 5.3 above). Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal. At the end of the Term or upon the earlier termination of this Lease, Tenant shall return the Premises to Landlord with the Landlord Personal Property (or replacements thereof) in the same condition and utility as was delivered to Tenant at the commencement of the Term, normal wear and tear excepted.

                  14.3 Title to Personal Property Not Removed. Title to any of Tenant Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and dispose at Tenant's expense of any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to the Tenant.

                  14.4 Management of Premises. Upon the expiration or earlier termination of the Term, Landlord or its designee may elect, upon written notice to Tenant and to the extent permitted by applicable law, to assume the responsibilities and obligations for the management and operation of the Premises, and Tenant agrees to, and to cause Manager to, cooperate fully with Landlord or its designee to accomplish the transfer of such management and operation without interrupting the operation of the Premises. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of the facility, and Tenant shall, at the time of any such surrender and to the extent permitted by applicable law, comply with all requests for an orderly transfer of (a) the ALF and any other applicable Facility license, (b) any Medicare and Medicaid (or any successor program) certifications and (if applicable), and (c) possession of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall promptly deliver copies of all of Tenant's books and records relating to the Premises and its operations to Landlord. In accordance with the applicable provisions of the Master Agreement, Tenant shall cause Manager to enter into with Landlord one or more agreements, in form and substance acceptable to Landlord in its reasonable discretion, pursuant to which the Management Agreements are collaterally assigned to Landlord and/or subordinated to this Lease.

                  14.5 Correction of Deficiencies. Upon termination or cancellation of this Lease, Tenant shall indemnify Landlord for any loss, damage, cost or expense incurred by Landlord to correct all deficiencies of a physical nature identified by the governmental agency responsible for licensing Facilities in the state in which the applicable Facility is located and/or the governmental agency responsible for administering Medicare or Medicaid payments or any other government agency or Medicare or Medicaid (or any successor programs) providers in the course of the change of ownership inspection and audit.

         15. Notices and Demands. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Lease shall be in writing and shall be sent by personal delivery or by either (a) United States certified or registered mail, return receipt requested, postage prepaid, or (b) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

         To Tenant:

         c/o Balanced Care Corporation
         1215 Manor Drive
         Mechanicsburg, PA  17055
         Attention:  Legal Department
         Facsimile:  (717) 796-6294

         With Copy To:

         Kirkpatrick & Lockhart, LLP
         Henry W. Oliver Building
         535 Smithfield Street
         Pittsburgh, PA  15222
         Attention:  Steven Adelkoff
         Facsimile:  (412) 355-6501

         To Landlord:

         Nationwide Health Properties, Inc.
         610 Newport Center Drive, Suite 1150
         Newport Beach, CA  92660-6429
         Attention:  Gary E. Stark
         Facsimile:  (949) 759-6876

         With Copy To:

         O'Melveny & Myers LLP
         610 Newport Center Drive, Suite 1400
         Newport Beach, CA  92660
         Attention:  Steven L. Edwards, Esq.
         Facsimile:  (949) 823-6994

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall deemed given upon receipt of the same by the party to whom the same is to be given. Any party hereto may designate a different address for itself by notice to the other party in accordance with this Section 15. If Tenant is not an individual, notice may be made to any officer, general partner or principal thereof. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

         16. Right of Entry; Examination of Records. Landlord and its representative may enter any portion of the Premises at any reasonable time after reasonable notice to Tenant for the purpose of inspecting the Premises for any reason, including, without limitation, Tenant's default under this Lease, or to exhibit any portion of the Premises for sale, lease or mortgage financing, or posting notices of default, or non-responsibility under any mechanic's or materialman's lien law or to otherwise inspect the Premises for compliance with the terms of this Lease. Any such entry shall not unreasonably interfere with residents, patients, patient care, or any other of Tenant's operations. During normal business hours and to the extent permitted by applicable law, Tenant will permit Landlord and Landlord's representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant's operations at the Facilities, whether kept at the Facilities or at some other location, including, without limitation, Tenant's financial records.

         17. Landlord May Grant Liens. Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth below in this Section 17, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Premises, or any portion thereof or interest therein (including this Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Any such

Encumbrance shall provide that it is subject to the rights of Tenant under this Lease, and shall further provide that so long as no Event of Default shall have occurred under this Lease, Tenant's occupancy hereunder, including, but without limitation, Tenant's right of quiet enjoyment provided in Section 18, shall not be disturbed in the event any such lienholder or any other person takes possession of the Premises through foreclosure proceeding or otherwise. Upon the request of Landlord, Tenant shall subordinate this Lease to the lien of a new Encumbrance on the Premises; provided, however, if Tenant is not then in default hereunder, then Tenant shall not be required to so subordinate this Lease unless the holder or beneficiary of such Encumbrance executes a nondisturbance agreement in conformity with the provisions of Section 18 hereof.

         18. Subordination and Non-Disturbance.

                  18.1 Concurrently with the execution and delivery of any fee mortgage entered into after the date hereof, provided that the Tenant executes and delivers an agreement of the type described in Section 18.2, Landlord shall obtain and deliver to Tenant an agreement by the holder of such fee mortgage, pursuant to which, the applicable fee mortgagee (i) consents to this Lease, and
(ii) agrees that, notwithstanding the terms of the applicable fee mortgage held by such fee mortgagee, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under or pursuant to such fee mortgage, or any transfer in lieu of foreclosure, (a) Tenant's rights under this Lease shall not be disturbed so long as Tenant is not in default hereunder, nor shall this Lease be terminated or cancelled at any time, except in the event that Landlord shall have the right to terminate this Lease under the terms and provisions expressly set forth herein, (b) BCC's option to purchase the Premises shall remain in force and effect pursuant to the terms of Section 44, and (c) in the event that BCC or its Affiliate elects to exercise its option to purchase the Premises and performs all of its obligations hereunder in connection with any such election, the holder of the fee mortgage shall release its fee mortgage upon payment by BCC or its Affiliate of the purchase price required under
Section 44.

                  18.2 At the request from time to time of any fee mortgagee, Tenant shall (i) subordinate this Lease and all of Tenant's rights and estate hereunder to the fee mortgage held by such fee mortgagee, and (ii) agree that Tenant will attorn to and recognize such fee mortgagee or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such fee mortgage as Landlord under this Lease for the balance of the Term then remaining. To effect the intent and purpose of the immediately preceding sentence, Tenant agrees to execute and deliver such instruments in recordable form as are reasonably requested by Landlord or the applicable fee mortgagee; provided, however, that such fee mortgagee simultaneously executes, delivers and records a written agreement of the type described in Section 18.1 above.

         19. Quiet Enjoyment. So long as there is no Event of Default by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant's quiet enjoyment occasioned by condemnation or destruction of the property as referred to in Sections 12 and 13 hereof).

         20. Easements, Etc. Landlord will, from time to time, at the request of Tenant and at Tenant's cost and expense, but subject to the approval of Landlord
(a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Premises, (c) dedicate or transfer unimproved portions of the Premises for road, highway or other public purposes, (d) execute petitions to have the Premises annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Premises, and
(f) execute and deliver to any person such instruments as may be necessary or appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Premises). Along with any such request, Tenant shall deliver to Landlord an Officer's Certificate stating (and such other confirming information as Landlord may reasonably require) that such grant, release, dedication, transfer, petition or amendment has no adverse effect on the intended use of the Premises and does not reduce the value thereof.

         21. Applicable Law. This Lease shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflict of laws rules of such State. Notwithstanding the foregoing, the parties agree that:

                  21.1 The law of the State in which each Facility is located (each a "Situs State") shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the law of such Situs

State, including without limitation the appointment of a receiver; and

                  21.2 The law of the Situs State also applies to the extent, but only to the extent, necessary to create, perfect and foreclose the security interests and liens created under this Lease.

         22. Preservation of Gross Revenues.

                  22.1 Tenant acknowledges that a fair return to Landlord on its investment in the Premises is dependent, in part, on the concentration on each Facility comprising the Premises during the Term of the ALF business of Tenant and its Affiliates in the geographical area of such Facility. Tenant further acknowledges that the diversion of residents and/or patient care activities from any Facility comprising the Premises to other facilities owned or operated by Tenant or its Affiliates at or near the end of the Term will have a material adverse impact on the value and utility of the Premises.

                           22.1.1 Therefore, Tenant agrees that during the Term,
                  and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord, operate, own, participate in or otherwise receive revenues from any other facility or institution providing services or similar goods to those provided on or in connection with the Facilities comprising the Premises and the permitted use thereof as contemplated under this Lease, within a five (5) mile radius of any Facility; provided, however, that the provisions of this Section 22.1.1 shall not apply to the operation or ownership of any licensed skilled nursing facility or licensed acute care hospital facility.

                           22.1.2 In addition, Tenant hereby covenants and
                  agrees that for a period of one (1) year following the expiration or earlier termination of this Lease, neither Tenant nor any of its Affiliates shall, without prior written consent of Landlord, solicit for hire, engage or otherwise employ any management or supervisory personnel working on or in connection with any Facility and not also working at any other facility owned or operated by BCC or any Affiliate of BCC.

                  22.2 Except as required for medically appropriate reasons, prior to and for a period of one (1) year after Lease termination, neither Tenant nor any of its Affiliates will recommend or solicit the removal or transfer of any resident or patient from the Premises to any other assisted living, senior housing, or retirement housing facility; provided, however, the provisions of this Section 22.2 shall not apply to the removal or transfer of a resident or patient to a licensed skilled nursing facility or licensed acute care hospital facility.

                  22.3 Tenant hereby specifically acknowledges and agrees that the temporal, geographical and other restrictions contained in this Section 22 are reasonable and necessary to protect the business and prospects of Landlord, and that the enforcement of the provisions of this Section 22 will not work an undue hardship on Tenant. Tenant further agrees that in the event either the length of time, geographical or any other restrictions, or portion thereof, set forth in this Section 22 is overly restrictive and unenforceable in any court proceeding, the court may reduce or modify such restrictions, but only to the extent necessary, to those which it deems reasonable and enforceable under the circumstances, and the parties agree that the restrictions of this Section 22 will remain in full force and effect as reduced or modified. Tenant further agrees and acknowledges that Landlord does not have an adequate remedy at law for the breach or threatened breach by Tenant of the covenants contained in this
Section 22, and Tenant therefore specifically agrees that Landlord may, in addition to other remedies which may be available to Landlord hereunder, file a suit in equity to enjoin Tenant from such breach or threatened breach, without the necessity of posting any bond. Tenant further agrees, in the event that any provision of this Section 22 is held to be invalid or against public policy, the remaining provisions of this Section 22 and the remainder of this Lease shall not be affected thereby.

         23. Hazardous Materials.

                  23.1 Hazardous Material Covenants. Tenant's use of the Premises shall comply with all Hazardous Materials Laws. In the event any Environmental Activities occur or are suspected to have occurred in violation of any Hazardous Materials Laws or if Tenant has received any Hazardous Materials Claim against any portion of the Premises, Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan (which approval shall not be unreasonably withheld or delayed), remedy any such problem to the satisfaction of Landlord and all applicable governmental authorities, in accordance with all Hazardous Materials Laws and good business practices.

                  23.2 Tenant Notices to Landlord. Tenant shall immediately advise Landlord in writing of:

                           23.2.1 any Environmental Activities in violation of
                  any Hazardous Materials Laws;

                           23.2.2 any Hazardous Materials Claims against Tenant
                  or any portion of the Premises;

                           23.2.3 any remedial action taken by Tenant in
                  response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises in violation of any Hazardous Materials Laws;

                           23.2.4 Tenant's discovery of any occurrence or
                  condition on or in a one (1) mile radius of any portion of the Premises that materially increase the risk that any portion of the Premises will be exposed to Hazardous Materials; and

                           23.2.5 all communications to or from Tenant, any
                  governmental authority or any other person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises, including copies thereof.

                  23.3 Extension of Term. Notwithstanding any other provision of this Lease, in the event any Hazardous Materials are discovered on, under or about any portion of the Premises in violation of any Hazardous Materials Law, the Term shall be automatically extended and this Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord, in accordance with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Lease (which date may be subsequent to the date upon which the Term was to have expired).

                  23.4 Participation in Hazardous Materials Claims. Landlord shall have the right, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and costs) and with counsel chosen by Landlord, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

                  23.5 "Environmental Activities" shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises. Nothing contained in the foregoing or elsewhere in this Section 21 is intended to, nor shall it, limit the liability of Tenant, if any, to Landlord with respect to any representation or warranty given to Landlord with respect to Hazardous Materials or environmental matters generally as set forth in any other document.

                  23.6 "Hazardous Materials" shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any portion of the Premises or to persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is friable; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (e) medical wastes and biohazards; (f) radon gas in excess of permissible state or federal guidelines;
(g) underground storage tanks which pose a hazard to the property or to persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

                  23.7 "Hazardous Materials Claims" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any portion of the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

                  23.8 "Hazardous Materials Laws" shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, underground storage tanks, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

         24. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord's sole discretion, voluntarily or involuntarily assign, mortgage, encumber or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. For the purposes of this Lease, the following, without limitation, shall be considered an assignment of this Lease by Tenant: (i) a management or similar agreement (other than any such agreement between Tenant and BCC or an Affiliate of BCC), and (ii) any Change in Control, but excluding a Consented Transaction (as such terms are defined in Section 10.1.6 hereof) of Tenant. Any of the foregoing acts without such consent shall be void but shall, at the option of Landlord in its sole discretion, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Lease. Without limiting the foregoing, this Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord's sole discretion. Notwithstanding the foregoing, Tenant may without Landlord's consent assign this Lease or sublet all (but not less than all) of the Premises thereof to an Affiliate of Tenant, provided that such Affiliate fully assumes the obligations of Tenant under this Lease, BCC has approved such assignment in writing, Tenant remains fully liable under this Lease, the use of the Premises remains unchanged, and no such assignment or sublease shall be valid and no such Affiliate shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not sublet the Premises or any part thereof on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

         25. Indemnification. To the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Lease (including, without limitation, the breach by Tenant of any of its obligations hereunder), any Facility, the Premises, or the operations of Tenant on the Premises, including, without limitation, all Environmental Activities on any portion of the Premises, all Hazardous Materials Claims or any violation by Tenant of a Hazardous Materials Law with respect to the Premises. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and costs) with legal counsel reasonably satisfactory to Landlord. Landlord may elect to defend the matter with its own counsel at Tenant's expense.

         26. Holding Over. If Tenant shall for any reason remain in possession of any portion of the Premises after the expiration or earlier termination of this Lease, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental each month, one hundred fifty percent (150%) of the aggregate of the monthly Minimum Rent payable with respect to the last Lease Year plus Additional Rent allocable to the month, all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Premises. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease, nor shall anything contained herein be deemed to limit Landlord's remedies pursuant to this Lease or otherwise available to Landlord at law or in equity.

         27. Estoppel Certificates. Tenant or Landlord, as applicable, shall, at any time upon not less than five (5) days prior written request by the requesting party, execute, acknowledge and deliver to the requesting party or its designee a statement in writing, executed by an officer or general partner of Tenant or Landlord (as applicable), certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Lease is in full force and effect as modified, and setting forth such modifications), (b) the dates to which Minimum Rent, Additional Rent and additional charges hereunder have been paid, (c) that no default by either Landlord or Tenant exists hereunder or specifying each such default, and (d) as to such other matters as the requesting party may reasonably request.

         28. Conveyance by Landlord. If Landlord or any successor owner of the Premises shall convey all or any portion of the Premises in accordance with the terms hereof, Landlord or such successor owner shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer as to all or any portion of the Premises and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         29. Access to Records. To the extent required by applicable law and until the expiration of four (4) years after the furnishing of services pursuant to this Lease, the Landlord shall make available (and, if Landlord carries out any of the duties under this Lease on behalf of Landlord or Tenant through a subcontract with a related organization, and such subcontract has a value or cost of Ten Thousand Dollars ($10,000.00) or more during any twelve (12) month period, then such subcontract shall contain a clause to the effect that the applicable subcontractor shall make available) the books, documents and records of the Landlord (or such subcontractor) that are necessary to verify the nature and extent of such costs in connection with said services, upon request by the Secretary of Health and Human Services, the U.S. Comptroller General, or their respective duly authorized representatives.

         30. Waiver of Jury Trial. Landlord and Tenant hereby waive any rights to trial by jury in any action, proceedings or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Lease, including, without limitation, the relationship of Landlord and Tenant, Tenant's use and occupancy of the Premises, or any claim of injury or damage relating to the foregoing or the enforcement of any remedy hereunder.

         31. Attorneys' Fees. If Landlord or Tenant brings any action to interpret or enforce this Lease, or for damages for any alleged breach hereof, the prevailing party in any such action shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs.

         32. Severability. In the event any part or provision of the Lease shall be determined to be invalid or unenforceable, the remaining portion of this Lease shall nevertheless continue in full force and effect.

         33. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         34. Binding Effect. Subject to the provisions of Section 24 above, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors in interest and assigns.

         35. Waiver and Subrogation. Landlord and Tenant hereby waive to each other all rights of subrogation which any insurance carrier, or either of them, may have as to the Landlord or Tenant by reason of any provision in any policy of insurance issued to Landlord or Tenant, provided such waiver does not thereby invalidate the policy of insurance.

         36. Memorandum of Lease. If requested by Landlord or Tenant, then Landlord and Tenant shall execute memoranda or notices of lease in which reference to this Lease shall be made, in form suitable for recording under the laws of the States in which the Facilities are is located. Tenant shall pay all costs and expenses of preparing and recording such memorandum or notice of this Lease.

         37. Incorporation of Recitals and Attachments. The recitals and exhibits, schedules, addenda and other attachments to this Lease are hereby incorporated into this Lease and made a part hereof.

         38. Titles and Headings. The titles and headings of sections of this Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Lease.

         39. Usury Savings Clause. The parties intend that their relationship be that of lessor and lessee only. Nothing contained in this Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant, nor shall this Lease be deemed to be a partnership or venture agreement between Landlord and Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

         40. Joint and Several. If more than one person or entity is the Tenant hereunder, the liability and obligations of such persons or entities under this Lease shall be joint and several.

         41. Survival of Representations, Warranties and Covenants. All of the obligations, representations, warranties and covenants of Tenant under this Lease shall survive the expiration or earlier termination of the Term, including, without limitation, Tenant's obligations to pay rent and other sums under this Lease following the occurrence of an Event of Default and the termination of this Lease pursuant to Section 10.2.2 above.

         42. Interpretation. Both Landlord and Tenant have been represented by counsel and this Lease has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party. References herein to the plural number shall include the singular, and vice versa, unless expressly provided to the contrary. The expression "includes" or "including" or the like shall be deemed to mean "includes without limitation" or "including without limitation" or the like.

         43. Substitution of Property for the Premises. In the event Landlord accepts an offer by Tenant to substitute other property for any Facilities, and provided that no Event of Default shall have occurred and be continuing, Tenant shall have the right (subject to such conditions as Landlord may reasonably require, and upon notice to Landlord) to substitute one or more properties (collectively referred to as "Substitute Properties" or individually as a "Substitute Property") for any Facilities on a monthly payment date specified in such notice (the

"Substitution Date") occurring not less than ninety (90) days after receipt by Landlord of such notice. The notice shall be in the form of an officer's certificate and shall specify the reason(s) for the proposed substitution and the proposed Substitution Date. Notwithstanding anything contained herein to the contrary, any substitution for any Facilities shall require the prior written consent of Landlord which shall be within the sole discretion of Landlord.

         44. BCC Purchase Option. Provided that (i) the Lease is still in effect, and (ii) no Event of Default remains uncured as of (A) BCC's exercise of its option to purchase the Premises pursuant to this Section 44, and (B) the closing date established to consummate the purchase of the Premises pursuant to BCC's exercise of such option, BCC shall have the option to purchase (or cause a BCC Affiliate to purchase) all but not less than all of the Premises upon the following terms and conditions.

                  44.1 Not more than thirty (30) days before or after the date which is twelve (12) months prior to the end of the then current Term of the Lease, BCC may, but is not obligated to, exercise an option to purchase all but not less than all of the Premises by giving Landlord written notice thereof;

                  44.2 The purchase price for the Premises shall be payable in cash by BCC and shall be equal to the greater of (i) the aggregate fair market value of the Premises on the date of BCC's exercise of its option pursuant to this Section 44 (the "Option Date"), or (ii) the Landlord's Investment on the Option Date. If within ten (10) days of the date of BCC's exercise of its option under this Section 44 BCC and Landlord are unable to agree on the fair market value of the Premises, such fair market value shall be established by the appraisal process set forth in Exhibit B. Such fair market value must be finally determined no later than ninety (90) calendar days after BCC's exercise of its option under this Section 44 or BCC shall lose its right to purchase the Premises unless the failure to determine value was caused by the willful acts or omissions of Landlord;

                  44.3 Once the purchase price is established pursuant to the above, Landlord, as seller (hereinafter sometimes collectively referred to as "Sellers"), and BCC and/or its designated Affiliates, as buyer (hereinafter sometimes collectively referred to as "Buyers"), shall immediately open an escrow to consummate such purchase at a national title company selected by Landlord on the following terms: (i) the form of such instructions to be then signed by Sellers and Buyers shall be such title company's standard sale escrow instructions without any representations or warranties and without due diligence or other contingencies in favor of Buyers, (ii) the purchase price shall be payable in cash by Buyers upon the expiration of the then current Term of the Lease, (iii) Buyers shall pay all transaction costs, (iv) at close, the Sellers shall deliver title to the Premises subject only to the Permitted Exceptions and free and clear of any liens created by Sellers (other than liens, lease, subleases, and related instruments entered into, caused, or created in whole or in part by BCC, Manager, Buyers, Tenant, or their respective Affiliates), (v) the sale escrow instructions shall provide for a deposit equal to five percent (5%) of the purchase price and shall provide that the deposit may be retained by Sellers as liquidated damages in the event of any breach by Buyers of the terms of the escrow instructions (provided, however, such liquidated damages shall relate only to Sellers' damages by reason of a breach of the escrow instructions and shall in no way liquidate or limit Sellers' damages by reason of a breach of this Lease), (vi) the escrow shall close on the last day of the then current Term of the Lease, and (vii) the escrow instructions shall otherwise be in form and substance reasonably satisfactory to Landlord.

                  44.4 If BCC fails to close the escrow for any reason other than a breach by Landlord, then Landlord shall have the right to extend the then current Term of the Lease for one (1) additional year. The Additional Rent and Minimum Rent during such year extension period shall be calculated as if on the Option Date BCC had instead exercised its right under each Lease to extend the Term for a Renewal Term; and

                  44.5 On such terms as may be mutually agreed to by and between Landlord and BCC, and subject to the requirement that all of the Premises be purchased in the event BCC exercises its option under this Section 44, Landlord agrees to permit BCC to designate (i) pools of Facilities ("Pools") to be purchased, and (ii) joint venture partners to invest with BCC in such Pools. Each of such Pools shall be subject to the requirements otherwise set forth in this Section 44.

                       [FOLLOWING PAGE IS SIGNATURE PAGE]

                  IN WITNESS WHEREOF, Landlord, Tenant and BCC have caused this Lease to be executed in their names under seal by duly authorized officers, managers or representatives on the date first above written.


                                            "LANDLORD"

WITNESS:                                         NATIONWIDE HEALTH PROPERTIES,
                                                 INC., a Maryland corporation


/s/ Mark L. Desmond                              By:/s/ Gary Stark
Print Name: Mark L. Desmond                      Name:  Gary Stark
                                                 Title: Vice President


                                            "TENANT"

WITNESS:                                         C&G HEALTHCARE AT HAGERSTOWN,
                                                 L.L.C., a Delaware limited
                                                 liability company


/s/ Jaynelle D. Covert                           By: /s/ Robin L. Barber
Print Name: Jaynelle D. Covert                   Name:   Robin L. Barber
                                                 Title:  Vice President and
                                                         Secretary


WITNESS:                                         C&G HEALTHCARE AT JOHNSON CITY,
                                                 L.L.C., a Delaware limited
                                                 liability company


/s/ Jaynelle D. Covert                           By: /s/ Robin L. Barber
Print Name: Jaynelle D. Covert                   Name:   Robin L. Barber
                                                 Title:  Vice President and
                                                         Secretary



                                     -S-1-

WITNESS:                                    ELDER CARE OPERATORS OF BRISTOL, LLC,
                                            a Delaware limited liability company


/s/ Jaynelle D. Covert                      By: /s/ Robin L. Barber
Print Name: Jaynelle D. Covert              Name:   Robin L. Barber
                                            Title:  Vice President and
                                                    Secretary

WITNESS:                                    ELDER CARE OPERATORS OF
                                            MURFREESBORO, LLC,
                                            a Delaware limited liability company

/s/ Jaynelle D. Covert
Print Name: Jaynelle D. Covert              By: /s/ Robin L. Barber
                                            Name:   Robin L. Barber
                                            Title:  Vice President and
                                                    Secretary

WITNESS:                                    C & G HEALTHCARE AT TEAY'S VALLEY,
                                            L.L.C., a Delaware limited
                                            liability company


/s/ Jaynelle D. Covert                      By: /s/ Robin L. Barber
Print Name: Jaynelle D. Covert              Name:   Robin L. Barber
                                            Title:  Vice President and
                                                    Secretary



                                     -S-2-

                                            "BCC"

                                                 For Purposes of the Introductory
                                                 Section Entitled "Recognition of
WITNESS:                                         Master Lease; Waiver of Certain
                                                 Rights" and of Sections 7.4 and
                                                 44 only, BALANCED CARE
                                                 CORPORATION,
                                                 a Delaware corporation
/s/ Jaynelle D. Covert
Print Name: Jaynelle D. Covert
                                                 By: /s/ Robin L. Barber
                                                 Name:   Robin L. Barber
                                                 Title:  Senior Vice President,
                                                         Legal Counsel
                                                         and Assistant Secretary







                                     -S-3-

                                   SCHEDULE 1
                     TO MASTER LEASE AND SECURITY AGREEMENT


                               TENANT AND MANAGER

ENTITIES COMPRISING TENANT:

1. C&G Healthcare at Hagerstown, L.L.C., a Delaware limited liability company ("Hagerstown Tenant")

2. Elder Care Operators of Bristol, LLC, a Delaware limited liability company ("Bristol Tenant")

3. C&G Healthcare at Johnson City, L.L.C., a Delaware limited liability company ("Johnson City Tenant")

4. Elder Care Operators of Murfreesboro, LLC, a Delaware limited liability company ("Murfreesboro Tenant")

5. C&G Healthcare at Teay's Valley, L.L.C., a Delaware limited liability company ("Teay's Valley Tenant")



ENTITIES COMPRISING MANAGER:

1. Balanced Care at Hagerstown, Inc., a Delaware corporation ("Hagerstown Manager")

2.       Balanced Care at Bristol, Inc., a Delaware corporation ("Bristol
         Manager")

3. Balanced Care at Johnson City, Inc., a Delaware corporation ("Johnson City Manager")

4. Balanced Care at Murfreesboro, Inc., a Delaware corporation ("Murfreesboro Manager")

5. Balanced Care at Teay's Valley, Inc., a Delaware corporation ("Teay's Valley Manager")





                                  Schedule 1-1